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                                                                     Exhibit 5.1




August 14, 1996



Sunshine Mining and Refining Company
877 W. Main Street
Suite 600
Boise, Idaho  83702

Ladies and Gentlemen:

We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the sale by certain stockholders of the Company of up to an aggregate of 30,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued upon exchange of 8% Senior Exchangeable Notes due 2000 issued by Sunshine Precious Metals, Inc. ("SPMI") and guaranteed by the Company (the "Notes"); (ii) the sale by certain holders of securities of the Company (the "Selling Securityholders") of warrants to purchase the Common Stock of the Company (the "Warrants"); and (iii) the sale by the Selling Securityholders of up to 2,086,957 shares of the Common Stock issuable upon exercise of the Warrants.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Certificate of Incorporation of the Company and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Bylaws of the Company and any amendments to date certified by the Secretary of the Company; (iv) the Trust Deed, dated March 21, 1996, among the Company, SPMI and Marine Midland Bank (the "Trust Deed"); (v) the Warrant Agreement, dated June 20, 1996, among the Company, HSBC Investment Bank PLC and Rauscher Pierce & Clark Limited (the "Warrant Agreement"); and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them by the Registration Statement.
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Sunshine Mining and Refining Company
August 14, 1996
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In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


         1. The Common Stock to be issued by the Company in exchange for the Notes, as described in the Registration Statement, has been duly authorized and when issued in accordance with the terms of the Trust Deed will be validly issued, fully paid and non-assessable.

         2. The Common Stock to be issued by the Company upon exercise of the Warrants, as described in the Registration Statement, has been duly authorized for issuance and when issued in accordance with the terms of the Warrant Agreement will be validly issued, fully paid and non-assessable.

         3. The Warrants, as described in the Registration Statement, have been duly authorized, validly issued and are fully paid and non-assessable.

We are members of the Bar of the State of Texas and do not purport to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. Accordingly, all opinions expressed herein are specifically limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.
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Sunshine Mining and Refining Company
August 14, 1996
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Very truly yours,



Haynes and Boone, LLP